Exhibit 99.1

CONSULTING AGREEMENT

This Agreement dated this 1st day of August, 2008, is made between CORRADI CUSTOM SOFTWARE APPLICATIONS, INC., a corporation (hereinafter referred to as "Contractor"), and DUCKWALL/ALCO STORES, INC., a corporation (hereinafter referred to as "D/A").

WHEREAS, D/A desires to engage the services of the Tony Corradi to assist it in the transitional timeframe of selection and placement of a new CIO and potentially a timeframe after placement from time to time be requested by D/A and accepted by Contractor; and

WHEREAS, the Contractor is willing to personally perform such services on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.            Term of Agreement. The length is open ended and can be terminated by either party with 30 days notice.

2.       Payment to Contractor. Contractor will be paid by D/A the sum of 85 dollars per hour. Contractor will submit each month, a statement for services rendered the preceding month, including expenses, and provide reasonable documentation, as requested by D/A, to verify same. D/A shall pay said invoice within two (2) weeks of receipt of said invoice. Contractor agrees that, as an independent contractor, he is not entitled to any of the normal and usual employee benefits of D/A including any retirement or pension benefits, even if Contractor shall be determined to be a common law employee by any judicial process.

3.       Place Where Services Will Be Rendered. Majority of tasks will be performed remotely via telecommunications and electronic methods.

4.       Independent Contractor. Both D/A and Contractor agree that Contractor will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Contractor shall be responsible for payment and withholding of all taxes including federal, state and local taxes, arising out of the Contractor's activities in accordance with this Agreement, including by way of illustration but not limitation, federal and state income tax, social security tax, unemployment insurance tax, and any other taxes or business license fees as required. If required D/A will annually issue a Form 1099 to the Contractor to reflect its payments to Contractor.

6.       Limits on Contractor's Authority. Nothing in this Agreement shall be interpreted as authorizing Contractor to act for D/A. Contractor may not, absent the express written permission of D/A enter into any contract; extend credit; accept service of process; or make any commitment binding D/A to any contract or agreement whatsoever.

7.       Confidential and Proprietary Information/Trade Secrets. Except by written permission from the D/A, Contractor shall never disclose or use, either during or subsequent to the termination of this Agreement, any confidential information of D/A about which Contractor becomes informed during the term of this Agreement. For purposes of this Agreement, "Confidential Information" means information disclosed to the Contractor or known by the Contractor as a consequence of or through its retention by the D/A and which relates to the D/A's products, new product plans, sales, services, customers and suppliers, including but not limited to, information concerning the D/A's research, development, inventions, purchasing, costs, accounting, personnel information, engineering, formulations, marketing, pricing (including pricing practices), merchandising, selling (including selling techniques), and customer information including customer lists. It does not include information generally known to the public or which, through no fault of Contractor, becomes available to the public at the time of disclosure.

8.       Inventions, Patents, Trademark, Copyrights ("Intellectual Property"). Contractor shall promptly disclose to D/A all inventions, discoveries, improvements, designs, computer software designs, applications, and source codes, trademarks, or copyrightable matter, conceived or made by Contractor during the period of this Agreement that relate to the business of D/A, arise from Contractor's activities hereunder, or are made in whole or in part using assets of D/A. Contractor hereby assigns all interest therein, including the goodwill of the business symbolized by any such trademarks, to D/A. Contractor further agrees to execute any applications, assignments, or other instruments, which D/A shall deem necessary to obtain letters patent, trademark registration or copyright registration of the United States or any foreign country or to otherwise protect D/A's interests therein.

9.       Return of D/A Property. Should Contractor be provided any property belonging to D/A, it agrees that, upon termination of this Agreement, it will return to D/A all such property, including materials that include confidential information, such as, but not limited to, customer lists, product and process formulations and information, marketing and pricing information research, instruction sheets, drawings, manuals, letters, notes, notebooks, reports and copies thereof, all other materials of a confidential nature which are under Contractor's control and which relate to the D/A's business, and all other property of the D/A.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, at the date first written above.

CORRADI CUSTOM SOFTWARE

APPLICATIONS, INC.

By:___________________________

Anthony C. Corradi,

DUCKWALL/ALCO STORES, INC.

By:___________________________

Donny Johnson
Executive Vice President